EXHIBIT 99.1

For Immediate Release

AAM Reports First Quarter 2015 Financial Results

Net income increases 58% on a year-over-year basis to $53.2 million, or $0.68 per share

Detroit, Michigan, May 1, 2015 -- American Axle & Manufacturing Holdings, Inc. (AAM), which is traded as AXL on the NYSE, today reported its financial results for the first quarter of 2015.
First Quarter 2015 Results

•	First quarter 2015 sales of $969.1 million, up approximately 12.8% on a year-over-year basis

•	Non-GM sales grew over 14% on a year-over-year basis to $328.9 million

•	Gross profit of $152.8 million, or 15.8% of sales

•	Net income of $53.2 million, or $0.68 per share

•	EBITDA (earnings before interest, taxes, depreciation and amortization) of $137.5 million, or 14.2% of sales

AAM’s net income in the first quarter of 2015 was $53.2 million, or $0.68 per share as compared to net income of $33.6 million, or $0.44 per share, in the first quarter of 2014.

"AAM is off to a great start in 2015, with increased North American production volumes and improved operating efficiency driving sales growth and margin expansion,” said AAM's Chairman, President and Chief Executive Officer, David C. Dauch. “We remain focused on leveraging AAM’s technology leadership to develop innovative new products to improve the fuel efficiency, safety, ride and handling performance of our customers’ vehicle programs, while delivering on our plan to sustain strong free cash flow performance.”

AAM's sales in the first quarter of 2015 increased approximately 12.8% to $969.1 million as compared to $858.8 million in the first quarter of 2014. Non-GM sales grew 14.3% on a year-over-year basis to $328.9 million in the first quarter of 2015 as compared to $287.8 million in the first quarter of 2014.

AAM's content-per-vehicle is measured by the dollar value of its product sales supporting our customers’ North American light truck and SUV programs. In the first quarter of 2015, AAM’s content-per-vehicle was $1,676 as compared to $1,655 in the first quarter of 2014.

AAM’s gross profit in the first quarter of 2015 was $152.8 million, or 15.8% of sales, as compared to $121.9 million, or 14.2% of sales, in the first quarter of 2014.

In the first quarter of 2015, AAM’s operating income increased by nearly $20 million to $84.3 million, or 8.7% of sales, as compared to $64.8 million, or 7.5% of sales, in the first quarter of 2014.

AAM’s SG&A spending in the first quarter of 2015 was $68.5 million, or 7.1% of sales, as compared to $57.1 million, or 6.6% of sales, in the first quarter of 2014. AAM's R&D spending in the first quarter of 2015 was $27.3 million as compared to $25.8 million in the first quarter of 2014.

In the first quarter of 2015, AAM’s net income was $53.2 million, or $0.68 per share as compared to $33.6 million or $0.44 per share in the first quarter of 2014.

AAM defines EBITDA to be earnings before interest, taxes, depreciation and amortization. In the first quarter of 2015, AAM’s EBITDA increased by $25 million to $137.5 million, or 14.2% of sales, as compared to $112.5 million, or 13.1% of sales, in the first quarter of 2014.

AAM defines free cash flow to be net cash provided by (or used in) operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment.

Net cash provided by operating activities for the first quarter of 2015 was $6.4 million. Capital spending, net of proceeds from the sale of property, plant and equipment, for the first quarter of 2015 was $43.5 million. Reflecting the impact of this activity, AAM's free cash flow was a use of $37.1 million for the first quarter of 2015.

A conference call to review AAM’s first quarter 2015 results is scheduled today at 10:00 a.m. ET. Interested participants may listen to the live conference call by logging onto AAM's investor web site at http://investor.aam.com or calling (855) 681-2072 from the United States or (973) 200-3383 from outside the United States. A replay will be available from 2:00 p.m. ET on May 1, 2015 until 5:00 p.m. ET May 8, 2015 by dialing (855) 859-2056 from the United States or (404) 537-3406 from outside the United States. When prompted, callers should enter conference reservation number 34605208.

Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included within this press release, AAM has provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with Securities and Exchange Commission rules and is included in the attached supplemental data.

Management believes that these non-GAAP financial measures are useful to both management and its stockholders in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.

AAM is a world leader in the manufacture, engineering, design and validation of driveline and drivetrain systems and related components and modules, chassis systems, electric drive systems and metal-formed products for light trucks, sport utility vehicles, passenger cars, crossover vehicles and commercial vehicles. In addition to locations in the United States (Michigan, Ohio, Pennsylvania and Indiana), AAM also has offices or facilities in Brazil, China, Germany, India, Japan, Luxembourg, Mexico, Poland, Scotland, South Korea, Sweden and Thailand.

In this earnings release, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” "target," and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: reduced purchases of our products by General Motors Company (GM), FCA US LLC, formerly known as Chrysler Group LLC (Chrysler), or other customers; reduced demand for our customers' products (particularly light trucks and sport utility vehicles (SUVs) produced by GM and Chrysler); our ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; our ability to attract new customers and programs for new products; our ability to respond to changes in technology, increased competition or pricing pressures; our ability to achieve the level of cost reductions required to sustain global cost competitiveness; supply shortages or price increases in raw materials, utilities or other operating supplies for us or our customers as a result of natural disasters or otherwise; our ability to successfully implement upgrades to our enterprise resource planning systems; global economic conditions; risks inherent in our international operations (including adverse changes in political stability, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations); liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers; our ability to maintain satisfactory labor relations and avoid work stoppages; our suppliers', our customers' and their suppliers' ability to maintain satisfactory labor relations and avoid work stoppages; our ability or our customers' and suppliers' ability to successfully launch new product programs on a timely basis; our ability to realize the expected revenues from our new and incremental business backlog; negative or unexpected tax consequences; price volatility in, or reduced availability of, fuel; our ability to consummate and integrate acquisitions and joint ventures; our ability to attract and retain key associates; our ability to protect our intellectual property and successfully defend against assertions made against us; availability of financing for working capital, capital expenditures, research and development (R&D) or other general corporate purposes including acquisitions, as well as our ability to comply with financial covenants; our customers' and suppliers' availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; changes in liabilities arising from pension and other postretirement benefit obligations; risks of noncompliance with environmental laws and regulations or risks of environmental issues that could result in unforeseen costs at our facilities; adverse changes in laws, government regulations or market conditions affecting our products or our customers' products (such as the Corporate Average Fuel Economy (CAFE) regulations); our ability or our customers' and suppliers' ability to comply with the Dodd-Frank Act and other regulatory requirements and the potential costs of such compliance; and other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

# # #

For more information...

Christopher M. Son
Director, Investor Relations,
Corporate Communications & Marketing
(313) 758-4814
chris.son@aam.com

Vitalie Stelea
Manager Investor Relations
(313) 758-4635
vitalie.stelea@aam.com

Or visit the AAM website at www.aam.com.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended
	March 31,
	2015	2014
	(in millions, except per share data)

Net sales	$969.1	$858.8

Cost of goods sold	816.3	736.9

Gross profit	152.8	121.9

Selling, general and administrative expenses	68.5	57.1

Operating income	84.3	64.8

Interest expense	(25.1)	(25.0)

Investment income	0.8	0.3

Other income, net	2.4	0.5

Income before income taxes	62.4	40.6

Income tax expense	9.2	7.0

Net income	$53.2	$33.6

Diluted earnings per share	$0.68	$0.44

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended
	March 31,
	2015	2014
	(in millions)

Net income	$53.2	$33.6

Other comprehensive income (loss), net of tax
Defined benefit plans, net of tax	3.9	5.1
Foreign currency translation adjustments	(31.5)	7.8
Change in derivatives	(0.5)	0.9
Other comprehensive income (loss)	(28.1)	13.8

Comprehensive income	$25.1	$47.4

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2015	December 31, 2014
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$205.7	$249.2
Accounts receivable, net	668.0	532.7
Inventories, net	238.5	248.8
Prepaid expenses and other current assets	111.8	108.8
Total current assets	1,224.0	1,139.5

Property, plant and equipment, net	1,040.0	1,061.1
Deferred income taxes	362.9	368.8
Goodwill	154.3	155.0
GM postretirement cost sharing asset	263.7	274.5
Other assets and deferred charges	262.9	260.3
Total assets	$3,307.8	$3,259.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt	$13.9	$13.0
Accounts payable	489.8	444.3
Accrued compensation and benefits	102.4	109.1
Deferred revenue	22.0	22.1
Accrued expenses and other current liabilities	103.9	98.7
Total current liabilities	732.0	687.2

Long-term debt	1,520.8	1,523.4
Deferred revenue	88.9	94.2
Postretirement benefits and other long-term liabilities	823.8	841.0
Total liabilities	3,165.5	3,145.8

Total stockholders' equity	142.3	113.4
Total liabilities and stockholders' equity	$3,307.8	$3,259.2

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended
	March 31,
	2015	2014
	(in millions)
Operating Activities
Net income	$53.2	$33.6
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	50.0	46.9
Other	(96.8)	(136.0)
Net cash provided by (used in) operating activities	6.4	(55.5)

Investing Activities
Purchases of property, plant & equipment	(43.6)	(47.9)
Proceeds from sale of property, plant & equipment	0.1	7.9
Net cash used in investing activities	(43.5)	(40.0)

Financing Activities
Net debt activity	(1.2)	20.6
Debt issuance costs	—	(0.2)
Purchase of treasury stock	(0.3)	(0.3)
Employee stock option exercises	0.4	0.6
Net cash provided by (used in) financing activities	(1.1)	20.7

Effect of exchange rate changes on cash	(5.3)	0.4

Net decrease in cash and cash equivalents	(43.5)	(74.4)

Cash and cash equivalents at beginning of period	249.2	154.0

Cash and cash equivalents at end of period	$205.7	$79.6

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.
Earnings before interest expense, income taxes, depreciation and amortization (EBITDA)(a)

	Three months ended
	March 31,
	2015	2014
	(in millions)

Net income	$53.2	$33.6
Interest expense	25.1	25.0
Income tax expense	9.2	7.0
Depreciation and amortization	50.0	46.9

EBITDA	$137.5	$112.5

Net debt(b) to capital

	March 31, 2015	December 31, 2014
	(in millions, except percentages)

Total debt	$1,534.7	$1,536.4
Less: cash and cash equivalents	205.7	249.2

Net debt at end of period	1,329.0	1,287.2

Stockholders' equity	142.3	113.4

Total invested capital at end of period	$1,471.3	$1,400.6

Net debt to capital(c)	90.3%	91.9%

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Free Cash Flow(d)

	Three months ended
	March 31,
	2015	2014
	(in millions)

Net cash provided by (used in) operating activities	$6.4	$(55.5)

Less: Purchases of property, plant & equipment, net of proceeds from sale of property, plant & equipment	(43.5)	(40.0)

Free cash flow	$(37.1)	$(95.5)

________________________________________

(a)
We define EBITDA to be earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a meaningful measure of performance as it is commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use EBITDA, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers. EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP. Other companies may calculate EBITDA differently.

(b)	Net debt is equal to total debt less cash and cash equivalents.

(c)
Net debt to capital is equal to net debt divided by the sum of stockholders' equity and net debt. We believe that net debt to capital is a meaningful measure of financial condition as it is commonly utilized by management, investors and creditors to assess relative capital structure risk. Other companies may calculate net debt to capital differently.

(d)
We define free cash flow to be net cash provided by (or used in) operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment. We believe free cash flow is a meaningful measure as it is commonly utilized by management and investors to assess our ability to generate cash flow from business operations to repay debt and return capital to our stockholders. Free cash flow is also a key metric used in our calculation of incentive compensation. Other companies may calculate free cash flow differently.